As filed with the Securities and Exchange Commission on October 13, 2000.

                                                   Registration No. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
           --------------------------------------------------------
             (Exact name of issuer as specified in its charter)

                       TEXAS                         74-1692337
           ------------------------------       -------------------
          (State or other jurisdiction of        (I.R.S. Employer
           incorporation or organization)       Identification No.)

             12400 Hwy. 281 North, San Antonio, Texas   78216-2811
           --------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)

           NATIONAL BANCSHARES CORPORATION OF TEXAS 1995 STOCK PLAN
           --------------------------------------------------------
                            (Full title of the plans)

                                Morris D. Weiss
                     Senior Vice President, General Counsel
                    National Bancshares Corporation of Texas
                              12400 Hwy. 281 North
                         San Antonio, Texas 78216-2811
                                 (210) 403-4219

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum      Proposed Maximum
Title of Securities to be    Amount to be        Offering Price           Aggregate            Amount of
      Registered             Registered (1)       per Share (2)        Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------

Common Stock, par               205,000             $ 13.375          $ 2,741,875.00            $ 723.85
value $.001 per share
--------------------------------------------------------------------------------------------------------------

 (1) These 205,000 shares of Common Stock are registered hereby to be issued in connection with the Plan, plus such indeterminate number of additional shares of common stock as may be issuable by reason of the operation of the anti-dilution provisions of the options and stock awards.

 (2) In accordance with Rule 457(h), computed upon the basis of the prices reported on AMEX on September 30, 2000. This price is used solely for the purpose of calculating the registration fee.



                               Page 1 of 8 Pages

      The contents of the earlier (i) Registration Statement on Form S-8, Registration No. 333-94213, and (ii) the Post Effective Amendment No. 1 to Form S-8 (File No. 333-94213), Registration No. 333-94213, are hereby incorporated by reference herein.


ITEM 8. EXHIBITS
      5.1      Opinion of Morris D. Weiss as to the legality of the Common
               Stock being registered (filed herewith).

      23.1     Consent of KPMG, L.L.P. (filed herewith).

      23.2     Consent of Padgett, Stratemann & Co., L.L.P. (filed herewith).

      24.1     Power of Attorney (filed herewith).

               Powers of Attorney of directors and officers of Registrant are included on the signature pages hereof.














                               Page 2 of 8 Pages

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on October 13, 2000.

                                    NATIONAL BANCSHARES CORPORATION
                                    OF TEXAS


                                    By: /s/ Marvin E. Melson
                                       -----------------------------------------
                                       Marvin E. Melson, Chief Executive Officer
                                       (Principal Executive Officer)

                                    NATIONAL BANCSHARES CORPORATION
                                    OF TEXAS


                                    By: /s/ Anne R. Renfroe
                                       -----------------------------------------
                                       Anne R. Renfroe, Chief Financial Officer
                                       and Principal Accounting Officer













                               Page 3 of 8 Pages

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anne R. Renfroe and Morris D. Weiss, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    Signature                     Name and Title                         Date
    ---------                     --------------                         ----
 /s/ Jay H. Lustig                Chairman of the Board              October 13, 2000
---------------------------       of Directors
Jay H. Lustig

 /s/ H. Gary Blankenship          Director                           October 13, 2000
---------------------------
H. Gary Blankenship

 /s/ Tom Hacker                   Director                           October 13, 2000
---------------------------
Tom Hacker

 /s/ John W. Lettunich            Director                           October 13, 2000
---------------------------
John W. Lettunich

 /s/ Charles T. Meeks             Director                           October 13, 2000
---------------------------
Charles T. Meeks

 /s/ Marvin E. Melson             Director                           October 13, 2000
---------------------------
Marvin E. Melson

By:  /s/ Anne R. Renfroe
   ---------------------------
   Anne R. Renfroe, Attorney-in-Fact






                               Page 4 of 8 Pages

                                 EXHIBIT INDEX


Exhibit No.                        Description                                            Page
-----------                        -----------                                            ----
   5.1           Opinion of Morris D. Weiss as to the legality of the Common Stock          6
                 being registered (filed herewith).

   23.1          Consent of KPMG, L.L.P. (filed herewith).                                  7

   23.2          Consent of Padgett, Stratemann & Co., L.L.P. (filed herewith)              8

   24.1          Powers of Attorney of directors and officers of Registrant are included    *
                 on the signature pages hereof.



















                               Page 5 of 8 Pages